Exhibit 99.1

U.S. Energy Corp. Reaches Final Investment Decision to Build Big Sky Carbon Hub Facility; Targets Commercial Operations in Q1 2027

HOUSTON, Tx., March 18, 2026 — U.S. Energy Corp. (NASDAQ: USEG) (“U.S. Energy” or the “Company”), an integrated energy company advancing a diversified industrial gas, energy, and carbon management platform, today announced that it has reached a Final Investment Decision (“FID”) for the construction of its processing facility at the Big Sky Carbon Hub (“Big Sky”) in Montana, and executed an Engineering, Procurement, and Construction (“EPC”) agreement with CANUSA EPC under a fixed-scope EPC contract structure.

•	FID marks the pivotal execution milestone unlocking commercial operations at the Company's Big Sky Carbon Hub in Montana — capital spending has commenced.

•	Facility designed for approximately 8.0 MMcf/d of inlet capacity, targeting ~12 MMcf of annual helium production and ~125,000 metric tons of refined CO₂ per year at initial operations.

•	Company expects to qualify for approximately $85/metric ton in Section 45Q federal tax credits, supporting an estimated $130 million in Phase 1 tax credit value.

•	Gathering pipeline installation to commence spring 2026; commissioning targeted for Q3 2026; initial helium sales and carbon management operations expected Q1 2027.

“Today’s announcements represent the culmination of 18 months of deliberate, disciplined execution, and the beginning of what we believe will be a transformational chapter for U.S. Energy,” said Ryan Smith, President and Chief Executive Officer of the Company. “We have reached FID, signed our EPC contract with CANUSA EPC, and construction is underway at Big Sky. Our recent successful capital markets activity has pulled forward both the timeline and certainty of construction, and today we are putting that capital to work. CANUSA EPC brings precisely the construction and execution expertise required to deliver a complex, integrated industrial gas and carbon management facility on time and on budget. With three producing wells online, final engineering complete, a purpose-built plant site secured, and EPA MRV applications submitted, every element of a de-risked project is in place.

Mr. Smith continued, “As global helium markets continue to tighten amid ongoing supply disruptions and increasing geopolitical uncertainty, we believe Big Sky is uniquely positioned to provide a secure, domestic source of this critical gas alongside its broader industrial gas and carbon management capabilities. We expect the market to increasingly recognize the differentiated, multi-revenue nature of this platform as we move through construction and toward cash flow generation at Big Sky in early 2027.”

EPC Agreement with CANUSA EPC

U.S. Energy has entered into an EPC agreement with CANUSA EPC, a leading construction and engineering services provider. Under the terms of the agreement, CANUSA EPC will perform engineering, equipment procurement, fabrication, construction, and commissioning for the facility under a fixed-scope EPC structure.  The agreement establishes a project budget with a defined contingency, providing schedule accountability and execution oversight from a proven partner. The execution of the EPC agreement represents one of the final pre-FID milestones required before commencing construction and was completed concurrently with the FID.

Initial expenditures are directed toward site preparation, procurement of long-lead equipment, and mobilization of the CANUSA EPC project team.

About the Big Sky Carbon Hub

The Big Sky Carbon Hub is a vertically integrated industrial gas and carbon management asset that combines helium production, CO₂ recovery and sequestration, and enhanced oil recovery (“EOR”) — all across Company-controlled and operated acreage. Through multiple strategic transactions over the past 18 months, U.S. Energy has assembled approximately 80,000 net acres in Montana’s Kevin Dome, with a third-party resource evaluation estimating a Phase 1 resource of approximately 1.3 billion cubic feet (“Bcf”) of helium and 444 Bcf of naturally occurring CO₂, underpinning a resource life of more than 50 years.

The processing facility is designed for approximately 8.0 MMcf/d of inlet capacity. At initial operations, the Company expects annual production of approximately 12 million cubic feet of high-purity helium and approximately 125,000 metric tons of refined CO₂ for use in EOR operations and permanent carbon sequestration. Our three already-drilled industrial gas wells are expected to deliver stable, low-decline production, supplying the initial processing facility for multiple years without the need for additional drilling.

Construction Timeline and Key Milestones

With FID achieved, the EPC contract executed, and capital spending underway, the Company is advancing the following near-term priorities:

•	Capital spending commenced; CANUSA EPC mobilizing project team and initiating procurement of long-lead equipment

•	Installation of approximately 10 miles of in-field gathering pipelines expected to commence spring 2026

•	Gathering infrastructure and facility commissioning targeted for Q3 2026

•	Receipt of EPA MRV approvals anticipated during 2026, enabling qualification of Section 45Q tax credits

•	Execution of a long-term helium offtake agreement with a global industrial gas company — negotiations currently advanced

•	Initial helium sales, carbon management operations, and CO₂-EOR activity expected to commence Q1 2027

Diversified Revenue Profile

The Big Sky Carbon Hub is positioned to generate three distinct, recurring revenue streams:

•

Helium Sales: High-purity helium is a critical industrial gas with inelastic global demand and limited domestic supply, commanding premium pricing in long-term supply agreements. The Company is in advanced negotiations for a long-term offtake arrangement and expects to finalize commercial terms during 2026.

•

Section 45Q Carbon Management Revenue: CO₂ captured from helium processing is expected to qualify for the federal Section 45Q tax credit, providing a policy-supported, commodity-independent revenue stream with meaningful Phase 1 value.

•	CO₂-Enhanced Oil Recovery: A portion of captured CO₂ will be deployed in EOR operations at the Company’s Cut Bank oil field, located near Kevin Dome, creating incremental value through Company-controlled supply and existing infrastructure.

ABOUT U.S. ENERGY CORP.

U.S. Energy Corp. (NASDAQ: USEG) is building an integrated energy and carbon management platform. The Company owns and operates the Big Sky Carbon Hub and Cut Bank oil field in Montana, generating three independent revenue streams — helium, carbon management, and oil — from a wholly owned and operated asset base. U.S. Energy is positioned at the intersection of critical supply, domestic energy production, and federal energy policy. More information can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.